Contact:

For PharmAthene, Inc.: Stacey Jurchison Phone: (410) 269-2610 Stacey.Jurchison@PharmAthene.com	For Theraclone Sciences, Inc. Michelle Avery Phone: (781) 235-3060 mavery@macbiocom.com

FOR IMMEDIATE RELEASE:

PHARMATHENE AND THERACLONE SCIENCES ANNOUNCE MERGER AGREEMENT

TO CREATE DIVERSIFIED BIOLOGICS COMPANY TARGETING

GOVERNMENT AND COMMERCIAL MARKETS

Portfolio of Clinical-Stage Therapeutic Candidates Addressing High-Value Indications

Validated, Proprietary Human Monoclonal Antibody Discovery Platform

Management to Host Conference Call Today at 9:00 a.m. ET

ANNAPOLIS, MD and SEATTLE, WA [Date] – PharmAthene, Inc. (NYSE MKT: PIP) and Theraclone Sciences, Inc., a privately-held monoclonal antibody (mAb) discovery and development company, announced today the signing of a definitive agreement for the merger of PharmAthene and Theraclone in an all-stock transaction.

The combined company will be a fully-integrated and diversified biologics company with four clinical-stage product candidates targeting high-value commercial and government markets. The merged company will combine vaccine and human monoclonal antibody expertise with a focus on infectious diseases and oncology, and will feature a robust discovery pipeline with four pre-clinical programs and multiple discovery candidates, along with three partnered products.

“A merger with Theraclone will significantly advance PharmAthene’s goal of achieving broader portfolio diversification,” said Eric I. Richman, President and Chief Executive Officer of PharmAthene. “As a company with multiple clinical, pre-clinical and discovery candidates targeting important indications, the combined company will have the potential to generate substantial value for stockholders through both corporate collaborations and the development of its own proprietary therapeutic mAbs targeting high-value commercial markets.”

Mr. Richman continued, “The combined company also expects to be able to leverage non-dilutive government funding sources to support ongoing and future product development efforts, with the possibility to receive a share of revenues from sales of SIGA Technologies’ smallpox antiviral, ArestvyrTM. As a stronger company, with expanded access to non-dilutive funding, we expect to be solidly financed through resolution of the SIGA litigation.”

Clifford J. Stocks, Chief Executive Officer of Theraclone, who will head the new company, commented, “By combining PharmAthene’s strong vaccine and biologics development capabilities and government contracting experience, with our clinical antibody candidates and novel discovery platform we are establishing a premier biologics organization with multiple product candidates possessing significant near- and longer-term revenue potential in high-value commercial markets.”

Clinical Stage Product Pipeline

The combined company’s clinical stage product candidates following the merger will include:

•	TCN-202 CMV Antibody – a broadly-neutralizing mAb that is being developed for the prevention and treatment of human cytomegalovirus (CMV) infections, common in immunocompromised populations, including patients with HIV, cancer and those undergoing organ transplant surgery. TCN-202 has completed a Phase 1 clinical trial, with a Phase 2 study in solid organ transplant scheduled to begin later this year. The combined company will explore other indications for this program.

•	TCN-032 Influenza Antibody – a broadly-protective mAb being developed for the treatment of pandemic and severe seasonal influenza. TCN-032 has completed a Phase 2a clinical trial, with results expected to be announced later this year.

•	SparVax® Anthrax Vaccine – a recombinant protective antigen (rPA), next-generation anthrax vaccine being developed for pre and post-exposure prophylaxis of anthrax infection. One Phase 1 and two Phase 2 clinical trials involving 770 subjects have been completed. Additional Phase 2 clinical trial testing is planned to begin this year.

•	Valortim® Anthrax Anti-Toxin – a fully human mAb intended for the prevention and treatment of anthrax infection that has completed two Phase 1 clinical trials.

Pre-Clinical Product Pipeline

In addition to four clinical-stage product candidates, the merged company will feature a robust pre-clinical pipeline driven by the proprietary I-STAR™ memory B-cell interrogation platform, which facilitates the discovery of human antibodies against novel targets. Presently, Theraclone has an established collaboration with Pfizer for specific infectious disease and oncology indications for which they have received upfront payments and research funding and may receive development and commercialization milestones and royalties on product sales in the future based on successful advancement. Theraclone also has collaboration with Zenyaku Kogyo who licensed the rights of the flu antibody program for Japan.

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Details of the Proposed Merger

The merger has been unanimously approved by both Boards of Directors and is subject to shareholder and regulatory approval, and other customary closing conditions. Under the terms of the merger agreement, a wholly-owned subsidiary of PharmAthene will merge into Theraclone in an all-stock transaction. PharmAthene will issue shares of PharmAthene common stock to Theraclone stockholders such that Theraclone stockholders will own 50% of the combined company.

Clifford J. Stocks, Chief Executive Officer of Theraclone, is expected to serve as President and Chief Executive Officer of the merged company. Eric I. Richman will serve as a Director of the combined company’s Board. Leerink Swann and Healthios Capital Markets acted as financial advisors to PharmAthene and Theraclone, respectively.

Conference Call Information

PharmAthene management will host a conference call to discuss the proposed merger with Theraclone Sciences, Inc. The call is scheduled to begin at 9:00 a.m. Eastern Time on Thursday, August 1, 2013 and is expected to last approximately 30 minutes. The dial-in number within the United States is 877-474-9503.  The dial-in number for international callers is 857-244-7556.  The participant passcode is 91495605.

A replay of the conference call will be available beginning at approximately 11:00 a.m. Eastern Time on August 1, 2013 until approximately 11:59 p.m. Eastern Time on September 1, 2013.  The dial-in number to access the replay from within the United States is 888-286-8010.  For international callers, the dial-in number is 617-801-6888.  The participant passcode is 84556202.

The conference call will also be webcast and can be accessed from the Company’s website at www.PharmAthene.com. A link to the webcast may be found under the Investor Relations section of the website.

Important Additional Information about the Proposed Merger

This communication is being made in respect of the proposed merger involving Theraclone Sciences, Inc. and PharmAthene, Inc. PharmAthene will file with the SEC a current report on Form 8-K, which will include the merger agreement and related documents. In addition, PharmAthene intends to file a registration statement on Form S-4 with the SEC, which will contain a joint proxy statement/prospectus and other relevant materials, and plans to file with the SEC other documents regarding the proposed transaction. The final joint proxy statement/prospectus will be sent to the stockholders of PharmAthene and Theraclone in connection with the special meetings of stockholders to be held to vote on matters relating to the proposed transaction. The joint proxy statement/prospectus will contain information about PharmAthene, Theraclone, the proposed merger, and related matters. STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER AND RELATED MATTERS. In addition to receiving the joint proxy statement/prospectus and proxy card by mail, stockholders will also be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about PharmAthene, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, by contacting Stacey Jurchison at PharmAthene at (410) 269-2610. This announcement is neither a solicitation of proxy, an offer to purchase, nor a solicitation of an offer to sell shares of PharmAthene.

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Participants in Solicitation

PharmAthene and its executive officers and directors may be deemed to be participants in the solicitation of proxies from PharmAthene’s stockholders with respect to the matters relating to the proposed merger. Theraclone may also be deemed a participant in such solicitation. Information regarding PharmAthene’s executive officers and directors is available in Amendment No. 1 to PharmAthene’s proxy statement on Schedule 14A, filed with the SEC on May 9, 2013. Information regarding any interest that PharmAthene, Theraclone or any of the executive officers or directors of PharmAthene or Theraclone may have in the transaction with Theraclone will be set forth in the joint proxy statement/prospectus that PharmAthene intends to file with the SEC in connection with its shareholder vote on matters relating to the proposed merger. Stockholders will be able to obtain this information by reading the joint proxy statement/prospectus when it becomes available.

About PharmAthene

PharmAthene was formed to meet the critical needs of the United States and its allies by developing and commercializing medical countermeasures against biological and chemical threats. PharmAthene's current biodefense portfolio includes the following product candidates:

•	SparVax® - a next generation recombinant protective antigen (rPA) anthrax vaccine
•	Recombinant BChE - a novel bioscavenger for the prevention and treatment of morbidity and mortality associated with exposure to chemical nerve agents
•	Valortim® - a fully human mAb for the prevention and treatment of anthrax infection

About Theraclone Sciences

Theraclone Sciences is committed to revolutionizing the treatment of cancer and serious infectious diseases by harnessing the power of the human immune system. Theraclone’s In-Situ Therapeutic Antibody Rescue (I-STAR™) technology platform identifies rare, naturally evolved (mAbs) from the blood cells of immunologically relevant human subjects to generate novel, disease-specific antibodies to fight various forms of cancer and serious infectious diseases. The company’s portfolio includes:

•	TCN-032 –Flu Antibody, is a broadly protective universal flu therapeutic being developed for the potential treatment of severe seasonal influenza and pandemic influenza – a significant unmet market opportunity. A Phase 1 and Phase 2a clinical study have been completed with plans to begin a Phase 2b clinical trial in early 2014.

•	TCN-202 – CMV Antibody, is a broadly neutralizing, novel therapeutic for the treatment and prevention of cytomegalovirus (CMV) infection – a ubiquitous infection common in certain immunocompromised patients such as those with leukemia, HIV, or undergoing transplant surgery.

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Theraclone’s unique mAb discovery platform has captured the interest of large Pharma, with the potential to yield multiple collaboration opportunities for various disease targets. The company has established discovery collaborations with Pfizer, Zenyaku Kogyo and the International AIDS Vaccine Research Initiative. For additional information, visit www.theraclone-sciences.com.

PharmAthene Forward-Looking Statement Disclosure

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “will”; "potential"; "believe"; "anticipate"; "intend"; "plan"; "expect"; "estimate"; "could"; "may"; "should"; or similar statements are forward-looking statements. Such statements include, but are not limited to those referring to the potential for the generation of value, ability to leverage funding sources, potential for revenue, and potential for growth. PharmAthene disclaims any intent or obligation to update these forward-looking statements. Risks and uncertainties include, among others, failure to obtain necessary shareholder approval for the proposed merger with Theraclone and the matters related thereto; failure of either party to meet the conditions to closing of the transaction; delays in completing the transaction and the risk that the transaction may not be completed at all; failure to realize the anticipated benefits from the transaction or delay in realization thereof; the businesses of PharmAthene and Theraclone may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the transaction, including adverse effects on employee retention and on business relationships with third parties; the combined company’s need for and ability to obtain additional financing; risk associated with the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the combined company's product candidates; unexpected funding delays and/or reductions or elimination of U.S. government funding for one or more of the combined company's development programs; the award of government contracts to competitors; unforeseen safety issues; unexpected determinations that these product candidates prove not to be effective and/or capable of being marketed as products; as well as risks detailed from time to time in PharmAthene's Form 10-K under the caption "Risk Factors" and in its other reports filed with the U.S. Securities and Exchange Commission (the "SEC"). In particular, there is significant uncertainty regarding the level and timing of sales of Arestvyr™ and when and whether it will be approved by the U.S. FDA and corresponding health agencies around the world. PharmAthene cannot predict with certainty if or when SIGA will begin recognizing profit on the sale thereof and there can be no assurance that any profits received by SIGA and paid to PharmAthene will be significant. In its May 2013 decision, the Delaware Supreme Court reversed the remedy ordered by the Court of Chancery and remanded the issue of a remedy back to the trial court for reconsideration in light of the Supreme Court’s opinion. As a result, there can be no assurance that the Chancery Court will issue a remedy that provides PharmAthene with a financial interest in Arestvyr™ and related products or any meaningful remedy. In addition, significant additional research work, non-clinical animal studies, human clinical trials, and manufacturing development work remain to be done with respect to SparVax® each of TCN-202 and TCN-032. At this point there can be no assurance that any of these product candidates will be shown to be safe and effective and approved by regulatory authorities for use in humans. Copies of PharmAthene's public disclosure filings are available from its investor relations department and its website under the investor relations tab at http://www.pharmathene.com.

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